UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2007

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)
Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

 Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
 Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2007, David Weymouth, a member of the Board of Directors of Chordiant Software, Inc. (the “Company”), advised Steven R. Springsteel, the Chairman, President and CEO of the Company that Mr. Weymouth intended to resign as a member of the Board of Directors as a result of the pressing demands on his schedule after having accepted a full time position with a company located in the United Kingdom.   Mr. Weymouth has advised Mr. Springsteel that he intends to remain a member of the Board of Directors until the earlier of November, 2007 or such time as the Board of Directors has appointed his successor to the Board.  The Nominating and Governance Committee of the Board of Directors has initiated efforts to identify a qualified person from outside of the Company to serve as an independent member of the Board of Directors in replacement of Mr. Weymouth.

On July 24, 2007, the Board of Directors of the “Company approved the following compensation arrangements for James St. Jean, the Company’s Vice President of Worldwide Engineering.

•	Mr. St. Jean will receive a one-time cash bonus of $30,000, payable as soon as practicable.
•
In 2006, Chordiant’s Audit Committee conducted an independent investigation into Chordiant’s historical practices of granting stock options, which investigation was more fully disclosed in Chordiant’s Annual Report on Form 10-K for the period of October 1, 2005 to September 30, 2006.  As a result of such investigation, Chordiant’s Audit Committee had determined that certain stock options, including three stock options issued to Mr. St. Jean between 2001 to 2004 (the “Options”), were issued on terms that did not reflect the appropriate grant date and therefore did not provide for an exercise price that was equal to 100% of the fair market value of Chordiant’s common stock on the appropriate measurement date (the “Corrected Exercise Price”).  On June 23, 2007, Chordiant’s Compensation Committee recommended to Chordiant’s Board that Mr. St. Jean’s Options be amended, subject to the agreement of Mr. St. Jean, to increase the exercise price of that number of the shares subject to each Option that had not yet been exercised and which are subject to adverse treatment under Section 409A of the Internal Revenue Code of 1986.  On July 24, 2007, the Board of Directors authorized the Company to offer to reprice such Options on the terms recommended by the Compensation Committee under the terms of an Amendment to Option Agreement in the form attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

     99.1  Form of Amendment to Option Agreement Mr. St. Jean and the Company.

Safe Harbor Statement

This current report on Form 8-K includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  Forward-looking statements in this report are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements.  There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements.  Further information on potential factors that could affect Chordiant are included in risks detailed from time to time in Chordiant's SEC filings, including, without limitation, Chordiant's Annual Report on Form 10-K for the period of October 1, 2005 to September 30, 2006, and Chordiant’s most recent quarterly report on Form 10-Q.  These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov.  Chordiant does not undertake an obligation to update forward-looking or other statements in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated July 27, 2007	CHORDIANT SOFTWARE, INC

	By:	/s/ STEVEN R. SPRINGSTEEL
Steven R. Springsteel Chairman, President and Chief Executive Officer